INDEPENDENT AUDITORS' CONSENT


Utah Medical Products, Inc.

     We consent to the incorporation by reference in Registration Statement Nos. 33-24781, 33-44100, 33-89394, and 33-89434 of Utah Medical Products, Inc. on
Forms S-8 of our report dated January 24, 1998, appearing in this Annual Report on Form 10-K of Utah Medical Products, Inc. for the year ended December 31, 1997.



 /s/ Tanner + Co.


Salt Lake City, Utah
March 27, 1998